As independent public accountants, we hereby consent to the incorporation in this Form 10-KSB of our report dated July 31, 1996. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1996 or performed any audit procedures subsequent to the date of our report.


                            /s/ ARTHUR ANDERSEN LLP
                            --------------------------
                                ARTHUR ANDERSEN LLP


Albuquerque, New Mexico
September 24, 1996